EXHIBIT 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Amendment No. 3 to the Form S-3 Registration Statement of The Leather Factory, Inc. (Registration No. 333-07147) of our report dated February 6, 2003, with respect to the consolidated financial statements and schedule of The Leather Factory, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002. We also consent to the reference to our firm under the caption "Experts."


HEIN & ASSOCIATES LLP

Dallas, Texas
November 16, 2004


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